Exhibit 10.7

FineBuild Systems Pte Ltd 74 Tagore Lane, Singapore 787498 Tel: (65) 6285 7781 Fax: (65) 6285 3557 Email :finebuild@singnet.com.sg
Company Reg. No: 1996016722 GST Reg.No:M2-8922977-9

Date: 26th February 1999

Ms Yap Bee Cheng

Blk 205 Bedok North Street 1 # 03-385

Singapore 640865 Dear Ms. Yap,

Letter of Appointment

Further to your recent interview with us, we are pleased to offer you employment as a Marketing. Executive on the following terms and conditions: -

1)	Commencement Date

You will commence work on 1st March 1999

2)	Salary

Your commencing basic salary will be S$ 6,000.00 per month. Future increments will be dependent on your performance to be assessed by the Management. Please note that salary matters are to be kept confidential.

3)	Duties and Responsibilities

You will report to the Manager or any other officers nominated by him or her, who will allocate to you, your duties and responsibilities.

During your service period, the Company reserves the right to transfer you to any other department or subsidiary Company within the Group.

4)	Probation

You will initially serve a probationary period of Three (3) months during which time; your services may be terminated by either party giving the other Two (2) weeks notice in writing. Thereafter, subject to your performance and conduct being satisfactory to the company, your appointment will be confirmed.

5)	Clearance

Your appointment shall be subject to medical clearance. Non-Singaporeans shall be subject to immigration clearance as well.

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FineBuild Systems Pte Ltd 74 Tagore Lane, Singapore 787498 Tel: (65) 6285 7781 Fax: (65) 6285 3557 Email :finebuild@singnet.com.sg
Company Reg. No: 1996016722 GST Reg.No:M2-8922977-9

6)	Annual Leave

You will be entitled to Ten (10) working day’s paid leave upon completion of every Twelve (12) months of continuous employment with the company or pro rata thereof. Such annual leave shall not be accumulated for more than one (1) year without the Company’s prior approval. Timing ofleave arrangements shall be subject to the approval and requirements of the company at all times.

7)	Medical/Hospitalization Leave and Medical Benefits

You will be entitled to Medical/Hospitalization leaves in accordance to MOM Guidelines Section 89 Sick Leaves and company will reimbursed you only for medical claims on medical consultant fees.

8)	Bonus

You will be entitled to bonuses based on your performance in accordance to the current practices of the company.

9)	Secondary Employment/Involvement in Outside Interest

You shall not at any time during the term of your employment with the company directly or indirectly without the company’s consent engage or be interested in any manner whatsoever, whether for reward or gratuitously, in any work or business other than in connection with your duties with the company, nor undertake any office or appointment notwithstanding such outside engagements, interests, work, business or office may not interfere with the performance of your duties with the company.

l0)	Conduct

The company reserves the right at all times to terminate your services immediately if you should commit or be liable for any act of misdemeanour, misconduct, negligence, criminal offense or prove in any way to be incompetent or be absent without leave or in breach of any terms of this letter of employment or any other terms of service, rules or regulation laid down from time to time by the company for members of its staff.

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FineBuild Systems Pte Ltd 74 Tagore Lane, Singapore 787498 Tel: (65) 6285 7781 Fax: (65) 6285 3557 Email :finebuild@singnet.com.sg
Company Reg. No: 1996016722 GST Reg.No:M2-8922977-9

You shall at no time (neither during employment nor after cessation of employment with the Company), directly or indirectly disclose, divulge, authorize or permit to be disclosed to anyone not properly entitled thereto any trade secrets, know-how and any confidential information and other matters relating to the company.

11)	Notice of Termination

Upon confirmation of your appointment, your employment may be terminated at any time by either party giving to the other party one (1) month’s notice in writing or in lieu thereof, one (1) month’s salary

12)	General Terms and Condition of Service

You shall enjoy all other standard benefits and be subject to all conditions applicable to employees in your grade. The Company reserves the right to vary the terms and conditions of service based on the company’s need.

13)	Working Hours

The official working hour is from Monday to Thursday from 8.30am to 6.30pm and Friday from 9.00am to 6.00pm with one hour lunch break.

If you accept this appointment, please sign and return to us the duplicate copy of this letter.

Yours faithfully,

AngPohGuan Director

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To: FineBuild Systems Pte Ltd

I, Yap Bee Cheng (Name) S7464641/G (NRIC No/Passport No), hereby accept this appointment based on the above-mentioned terms and conditions.

	Signature	Date
Name:	Chrysan Yap

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